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                                                                      EXHIBIT 23

                        CONSENT OF KPMG PEAT MARWICK LLP



The Board of Directors and Shareholders
Sybron International Corporation:

         We consent to incorporation by reference in the registration statements (Nos. 33-54434, 33-54436, 33-74112, 33-80098 and 33-94822) on Form
S-8 and the registration statements (No. 33-68690 and 333-31967) on Form S-3 of Sybron International Corporation (formerly Sybron Corporation) of our reports dated November 7, 1997 relating to the consolidated balance sheets of Sybron International Corporation and subsidiaries as of September 30, 1996 and 1997, and the related consolidated statements of income, shareholders' equity, and cash flows and related financial statement schedules for each of the years in the three-year period ended September 30, 1997, which reports appear in the September 30, 1997 Annual Report on Form 10-K of Sybron International Corporation.



                                                           KPMG Peat Marwick LLP

Milwaukee, Wisconsin
December 12, 1997